                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


    We consent to the use in this Amendment No. 1 to the Registration Statement No. 333-40500 of Elastic Networks Inc. of our report dated June 16, 2000 (August 4, 2000 as to Note 15), appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the headings "Selected Historical Financial Information" and "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP


Atlanta, Georgia
August 15, 2000